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                                                                  EXHIBIT 10.3

                      +++++++++++++++++++++++++++++++++++
                      +ALLEGIANT PHYSICIAN SERVICES INC.+
                      +++++++++++++++++++++++++++++++++++

November 11, 1994


Mr. Bruce Jacobs
350 River Valley Road
Atlanta, Georgia 30328

Dear Bruce:

This letter will serve as an offer of employment with Allegiant Physician Services. Below are the terms and conditions which will outline our agreement:

Position:                 Executive Vice President
                          Managed Care

Reports to:               CEO

Salary:                   $150,000.00

Bonus: $60,000 1st year based on meeting mutually acceptable 1994 Plan. (attached)

                          2nd Year, 25% of profits up to $250,000 profit 10% above $250,000 with cap on bonus of $200,000.

Options: *50,000 shares. 10,000 vested on start date with 40,000 vested over 4 years -- 10,000 shares each January 1st (accelerated if guidelines are met).

                          Additional options will be given in future at discretion of CEO

Benefits:                 Executive Level (Exhibit A attached)



500 Northridge Road,       Suite 500,           Atlanta, Georgia 30350
             (404) 643-5500   Fax: (404) 643-5777
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Expenses:                 Company will pay all out-of-pocket expenses related
                          to travel, phones, etc. expended by BJ on behalf of his duties at Company.

Responsibilities:         See attached. /s/ BAJ

Start Date:               On or before January 1, 1995.

Non-solicitation:         BJ agrees to sign confidentiality and non-
                          solicitation of employees and clients agreement.

Indemnity:                Company will indemnify BJ from all liability arising
                          from duties as an officer of the Company.

Consulting:               All previous consulting arrangements can be
                          completed after start date with 75% of income to Company and 25% to BJ. After 90 days all income earned on consulting arrangements will come to Company.

Termination:              Company will provide 9 months of income if BJ
                          is terminated for no cause. (Income Protection is defined as salary continuation, minus income derived from other sources of employment or consulting). BJ agrees to use best effort to interview for other employment. Company will provide payment for executive level outplacement services during salary compensation period.

If the above is agreeable, then please initial below. I look forward to a long and mutually-rewarding relationship.

Sincerely                               Agreed to:

/s/ Richard L. Jackson                  /s/ Bruce Jacobs
                                        ---------------------------------
Richard L. Jackson                      Bruce Jacobs
Chairman, President & CEO

500 Northridge Road,        Suite 500,              Atlanta, Georgia 30350
           (404) 643-5500             Fax: (404) 643-5777